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                                                                   Exhibit 7.11

                    AMENDED AND RESTATED PLEDGE AGREEMENT


     THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of August ___, 1996, is made by SIRROM INVESTMENTS, INC., a corporation organized under the laws of Tennessee (the "Pledgor"), in favor of the U.S. SMALL BUSINESS ADMINISTRATION ("SBA")

                              STATEMENT OF PURPOSE

     WHEREAS, as a condition to SBA's approval of a corporate restructuring (the "Restructuring") of Sirrom Capital Corporation (the "Parent"), pursuant to which the Parent will assign a majority of its assets and all of its liabilities, including debentures previously issued by it and guaranteed by SBA, SBA has required that the Pledgor execute this Pledge Agreement to amend and restate the terms and conditions of that certain Pledge Agreement, dated as of December 27, 1995, by and between the Parent and SBA (the "Existing Pledge Agreement");

     WHEREAS, the Pledgor is the legal and beneficial owner of (a) the Pledged Securities of the issuers (the "Issuers") listed on Schedule I hereto and (b) the indebtedness (the "Pledged Debt") described on Schedule I and issued by the obligors named therein; and

     WHEREAS, the Pledgor has agreed to execute and deliver this Amended and Restated Pledge Agreement with the Pledged Securities and the Pledged Debt;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Pledgor hereby agrees with SBA to amend and restate the Existing Pledge Agreement in its entirety as follows:

     1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Security Agreement and used herein are so used as so defined. The following additional terms shall have the following meanings:

          "Bailment Agreement" means the Amended and Restated Agreement for Bailment of Collateral and Remittance of Collateral Funds, of even date, between the Custodian and SBA.

          "Collateral" means the Securities Collateral and the Pledged Debt.

          "Custodian" means First American National Bank (Trust Department), as Custodian for SBA pursuant to the terms and conditions of the Bailment Agreement.

          "Person" means an individual, corporation, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity or group of entities.


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          "Pledge Agreement" means this Amended and Restated Pledge Agreement, as amended or modified.

          "Pledged Debt" means the indebtedness described on Schedule I and issued by the obligors named therein and the instruments evidencing such indebtedness, and all principal, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; all additional indebtedness from time to time owed to the Pledgor by any obligor and the instruments evidencing such indebtedness, and all principal, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional indebtedness.

          "Pledged Securities" means the shares of capital stock and warrants listed on Schedule I hereto, together with all stock certificates, warrants, options or rights of any nature whatsoever that may be issued or granted to the Pledgor while this Pledge Agreement is in effect.

          "Proceeds" means all "proceeds" as such term is defined in Section 9-306(l) of the UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon, proceeds of sale thereof or distributions with respect thereto.

          "Securities Collateral" means the Pledged Securities and all Proceeds therefrom.

          "Security Agreement" means the Amended and Restated Security Agreement, dated of even date herewith, by and between the Pledgor and SBA.

          "UCC" means the Uniform Commercial Code from time to time in effect in the State of Tennessee.

     2. Pledge and Grant of Security Interest. The Pledgor hereby delivers to SBA all the Pledged Securities and Pledged Debt (endorsed in blank) and hereby grants to SBA a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The Pledgor and SBA hereby acknowledge that the Pledged Securities and Pledged Debt have been delivered and shall be held by the Custodian for the benefit of SBA pursuant to the terms and conditions of the Bailment Agreement.

     3. Transfer Powers and Proxies. Concurrently with the delivery to the Custodian of each certificate and original document representing the Pledged Securities, the Pledgor shall deliver an undated transfer power and irrevocable proxy covering such certificate or document, duly executed in blank by the Pledgor with, if SBA so requests, signature guaranteed.



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     4.   Representations and Warranties.  The Pledgor hereby represents and warrants that:

          (a) the Pledgor has the corporate power, authority and legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Pledge Agreement;

          (b) this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

          (c) the execution, delivery and performance of this Pledge greement will not violate any provision of any applicable law (including without limitation the Regulations or the Investment Company Act of 1940, as amended) or contractual obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any applicable, law or contractual obligation, except as contemplated hereby;

          (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority (other than approval by the SBA which approval has been obtained and is in full force and effect) and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor or any Issuer), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement except those which have been obtained, except as may be required in connection with the disposition of the Pledged Securities by laws affecting the offering and sale of securities generally;

          (e) no litigation, investigation or proceeding of or before any arbitrator or governmental authority (including without limitation, SBA) is pending or, to the knowledge of the Pledgor, is threatened by or against or in any other way relates adversely to or affects the Pledgor or any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby in any court or before any arbitrator of any kind or before or by any governmental authority (including without limitation, SBA);

          (f) the Pledged Securities listed on Schedule I constitute all of the shares of capital stock, warrants, options and similar rights of any kind owned by the Pledgor as of the date hereof;

          (g) to the best of Pledgor's knowledge, all the Pledged Securities have been duly and validly issued and are fully paid and nonassessable;



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          (h)  to the best of Pledgor's knowledge, the Pledged Debt has been duly authorized, authenticated, issued and delivered, and is the legal, valid and binding obligation of the obligors thereof, and is not in default;

          (i) the Pledged Debt constitutes all of the outstanding indebtedness owed to the Pledgor and is outstanding in the principal amount indicated on
     Schedule I as of the date hereof; the Pledgor has not agreed, and no holder of any Pledged Debt shall be obligated, to remit any payments made under the Pledged Debt for the account of any other Person; none of the Pledged Debt is subject to any defense or setoff;

          (j) as of the date hereof, the Pledgor was the record and beneficial owner of, and had good and marketable title to, the Collateral listed on
     Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement or Approved Liens;

          (k)  the jurisdiction in which Pledgor is located for purposes of
     Section 9-103 of the UCC is the address set forth on Schedule II;

          (l) upon delivery to the Custodian, for the benefit of SBA pursuant to the terms and conditions of the Bailment Agreement, of the stock certificates and other original documents evidencing the Pledged Securities and the agreements evidencing the Pledged Debt and the filing of properly completed financing or other statements in all necessary jurisdictions, the Lien on the Collateral granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor (subject to the terms of the Intercreditor Agreement (as defined in Section 19 hereof);

          (m) the Pledgor has acquired all the Collateral by purchases in the ordinary course of business from sellers in the business of selling such property in the ordinary course of business and none of the Collateral has been purchased in a bulk sale or other purchase of a business or investment portfolio; and

          (n) the Pledgor has no knowledge of any facts or circumstances that would preclude, upon delivery of the Pledged Securities, with the transfer power executed in blank, and the Pledged Debt, endorsed in blank, to the Custodian, SBA from being a "bona fide purchaser" of the Pledged Securities under Article 8 of the UCC or a "holder in due course" of the Pledged Debt under Article 3 of the UCC.

     5. Certain Covenants. The Pledgor covenants and agrees with SBA that, from and after the date of this Pledge Agreement until the Obligations are paid in full:

          (a) The Pledgor will not change its name, identity or corporate structure so as to make any financing or other statement filed as provided herein become seriously



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     misleading.  The Pledgor will, upon request of SBA, execute such financing statements, notices of lien, notices of assignment and continuations or amendments to any of the foregoing, and other documents (and pay the costs of filing or recording the same in all public offices deemed necessary by
     SBA) and do such other acts and things, all as SBA may from time to time request to establish and maintain a valid perfected pledge and security interest in the Collateral. The Pledgor hereby constitutes and appoints SBA (and any of its designated officials) as its attorney-in-fact with full power and authority to execute and deliver all documents necessary to perfect and keep perfected the security interests created hereby. This power of attorney hereby granted is a special power of attorney coupled with an interest and shall be irrevocable by the Pledgor.

          (b) The Pledgor will pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional indebtedness owed to the Pledgor by any obligor and deliver the same forthwith (endorsed in blank) to the Custodian (with copies to SBA).

          (c) If the Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), warrant, option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of SBA, hold the same in trust for SBA and deliver the same forthwith to the Custodian (with copies to SBA) in the exact form received, duly indorsed by the Pledgor to SBA, if required, together with an undated transfer power and irrevocable proxy covering such certificate or other instrument duly executed in blank by the Pledgor and with, if SBA so requests, signature guaranteed, to be held by the Custodian, for the benefit of SBA, subject to the terms hereof and the Bailment Agreement, as additional collateral security for the Obligations. In addition, any sums paid upon or in respect of any Collateral upon the liquidation or dissolution of any Issuer shall be paid over to the Custodian, for the benefit of SBA, to be held by it hereunder and under the Bailment
     Agreement as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of any Collateral or any property shall be distributed upon or with respect to any Collateral pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Custodian, for the benefit of SBA, to be held by it hereunder and under the Bailment
     Agreement as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of any Collateral shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Custodian, hold such money or property in trust for SBA, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.



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          (d)   Without the prior written consent of SBA, the Pledgor will not
     (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral; or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement and Approved Liens, subject to the terms and conditions of the Intercreditor Agreement (as hereinafter defined). Notwithstanding the preceding sentence, unless an Event of Default shall have occurred and be continuing or unless SBA has exercised its regulatory authority and notified the Pledgor that such actions are prohibited, the Pledgor may, in the ordinary course of its business, engage in transactions set forth in (i) and (ii) of this paragraph (d) without the prior written consent of SBA, so long as a Release Request in the form of
     Schedule 5(d) hereto has been submitted to and returned by the SBA prior to such collateral being released by the Custodian. The Pledgor will defend the right, title and interest of SBA in and to the Collateral against the claims and demands of all Persons whomsoever.

          (e) At any time and from time to time, upon the written request of SBA, and at the sole expense of the Pledgor, the' Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as SBA may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Custodian, duly endorsed in a manner satisfactory to SBA, to be held as Collateral pursuant to this Pledge Agreement.

          (f) The Pledgor agrees to pay, and to save SBA harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

     6. Cash Dividends and Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and SBA shall have given notice to the Pledgor of SBA's intent to exercise its rights pursuant to Section 7 below, the Pledgor shall be permitted to receive all cash dividends in respect of the Collateral and to exercise all voting and corporate rights, as applicable, with respect to the Collateral; provided, that no vote shall be cast or corporate right exercised or other action taken which, in SBA's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Regulations or this Pledge Agreement.


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7.   Rights of SBA.

        (a) If an Event of Default shall occur and be continuing and SBA shall give notice of its intent to exercise such rights to the Pledgor, (i) SBA shall have the right to receive any and all cash dividends and distributions paid in respect of the Collateral and make application thereof to the Obligations; (ii) all of the Pledged Securities shall be registered in the name of SBA or its nominee, and SBA or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of each Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgor or SBA of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but SBA shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; and (iii) SBA shall have the right to (A) take possession of any or all of the Collateral from the Custodian and (B) to notify the Custodian to remit directly to SBA, as received, all payments, however characterized, received by the Custodian with respect to the Collateral.

     (b) The rights of SBA hereunder shall not be conditioned or contingent upon the pursuit by SBA of any right or remedy against the Pledgor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. SBA shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall SBA be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

8.   Remedies.

     (a) If an Event of Default shall occur and be continuing, SBA may exercise all rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and in addition thereto, all rights and remedies of a secured party under the UCC. SBA may exercise all rights and remedies available under the Regulations or other applicable law as provided for under such Regulations or other law. Without limiting the generality of the foregoing with


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regard to the scope of SBA's remedies, SBA, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of SBA or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. SBA shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. SBA shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of SBA hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel thereto, to the payment in whole or in part of the Obligations, and only after such application and after the payment by SBA of any other amount required by any provision of law, need SBA account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against SBA arising out of the exercise by them in good faith of any rights hereunder. Notice of a proposed sale or other disposition of Collateral shall be deemed given to the Pledgor and reasonable and proper if given at least 10 days before such sale or other disposition.
The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by SBA to collect such deficiency.

        (b) The Pledgor recognizes that SBA may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. SBA shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit such Issuer thereof to



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     register such securities for public sale under federal or applicable state securities laws, even if such Issuer would agree to do so.

     9. Amendments, etc. With Respect to the Obligations. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by SBA may be rescinded by SBA, and any of the Obligations continued, and the Obligations, or the liability of the Pledgor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by SBA, and any documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as SBA may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by SBA for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. SBA shall not have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto.
The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by SBA upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Pledgor, on the one hand, and SBA, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice (except as required by the Regulations) of default or nonpayment to or upon the Pledgor with respect to the Obligations.

     10. Limitation on Duties Regarding Collateral. SBA's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as SBA deals with similar securities and property for its own account. Neither SBA nor any of its officials, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

     11. Irrevocable Authorization and Instruction to Issuers. The Pledgor hereby authorizes and instructs each Issuer, and obligor under any Pledged Debt to comply with any instruction received by it from SBA in writing that
(a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer and obligor under any Pledged Debt shall be fully protected in so complying.

     12. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.



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     13.  Severability.  Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     15. No Waiver; Cumulative Remedies. SBA shall not by any act (except by a written instrument pursuant to Section 16 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of SBA, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by SBA of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which SBA would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     16. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and SBA; provided that any provision of this Pledge Agreement may be waived by SBA in a letter or agreement executed by SBA or by telex or facsimile transmission from SBA. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of SBA and its successors and assigns.

     17. Governing Law, etc. This Pledge Agreement, unless otherwise expressly set forth herein, shall be governed by, construed and enforced in accordance with Federal law and the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof.

          (b) The Pledgor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by SBA in connection with this Pledge Agreement or any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 18.

          (c) TO THE EXTENT PERMITTED BY LAW, SBA BY ITS ACCEPTANCE OF THIS PLEDGE AGREEMENT OR THE BENEFITS HEREOF



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     AND THE PLEDGOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY
     TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR ANY DISPUTE IN CONNECTION WITH THIS PLEDGE AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     18. Notices. All notices and communications hereunder shall be given to the addresses and otherwise in accordance with Section 10(h) of the Security Agreement.

     19. Intercreditor Agreement. This Agreement is subject to the terms and conditions of the Amended and Restated Intercreditor Agreement of even date among SBA, First Union National Bank of Tennessee, as Agent for the Lenders designated therein, and the Custodian (the "Intercreditor Agreement").

     IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed under seal and delivered as of the date first above written.

[CORPORATE SEAL]                         SIRROM INVESTMENTS, INC.


                                         By:____________________________
                                              Name:_____________________
                                              Title:____________________

                                                                      SCHEDULE I
                                                                       To Pledge
                                                                       Agreement


                       DESCRIPTION OF PLEDGED SECURITIES


                               Class of         Security
        Issuer                 Security      Certificate No.     No. of Shares
        ------                 --------      ---------------     -------------

                          DESCRIPTION OF PLEDGED DEBT



                                                       ORIGINAL
                           DESCRIPTION                 PRINCIPAL
        DEBTOR               OF DEBT         DATE       AMOUNT
        ------             -----------       ----      ---------

                                                                     SCHEDULE II
                                                                       To Pledge
                                                                       Agreement


                             Address of the Pledgor